SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



      Date of Report (Date of earliest event reported) October 26, 1998
                                                       ----------------


                Paine Webber Qualified Plan Property Fund Two, LP
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                        0-17146                    04-2752249
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission                (IRS Employer
     of incorporation               File Number)            Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND TWO, LP

ITEM 2 - Disposition of Assets

   Marshall's at East Lake Partnership, Marietta, Georgia

   Disposition Date - October 26, 1998

      On October 26, 1998, Marshall's at East Lake Partnership, a joint venture in which PaineWebber Qualified Plan Property Fund Two, LP ("the "Partnership") has an interest, sold the property know as Marshall's at East Lake Shopping Center located in Marietta, Georgia, to an unrelated third party, New Plan Excel Realty Trust, Inc., a Maryland corporation, for $3,750,000. The Partnership received net proceeds of approximately $3,571,000 after deducting closing costs of approximately $164,000 and net closing proration adjustments of approximately $15,000. The Partnership was entitled to 100% of the net sale proceeds in accordance with the terms of the joint venture agreement.

      As discussed further in the Partnership's Quarterly Report on Form 10-Q for the period ended May 31, 1998, as part of its plan to liquidate the Partnership in calendar year 1998, the Partnership had initiated discussions with area real estate brokers firms to define potential marketing strategies for selling the Marshall's at East Lake Shopping Center. During the third quarter of fiscal 1998, the Partnership solicited marketing proposals from two of these firms. After reviewing their proposals and conducting in-depth interviews, the Partnership selected a regional brokerage firm with extensive experience marketing shopping center properties like Marshall's at East Lake. Initial sale efforts began in May 1998. During the third quarter, a marketing package was finalized and the property was widely marketed to over 90 potential buyers. As a result of these efforts, five best and final offers to purchase the property were received. Following a review of the buyers' financial capabilities and previous acquisitions, a potential purchaser was selected. Subsequent to the Partnership's August 31 fiscal year-end, a purchase and sale agreement was signed on September 28, 1998. Pursuant to this agreement, the prospective purchaser had 21 days to complete its due diligence review of the property and thereafter had nine business days to close on the transaction.

      Marshall's at East Lake was the final asset owned by the Partnership. A formal liquidation of the Partnership is now underway. The Partnership anticipates an orderly liquidation of the Partnership to be completed and a liquidating distribution of the Partnership's remaining cash reserves, including the net proceeds from the sale of Marshall's, to be made to the Limited Partners by November 30, 1998, after paying all liquidation-related expenses.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Purchase and Sale Agreement by and between Marshall's at East Lake Partnership and Dean Bernstein and James M. Steuterman As Trustees of New Plan Realty Trust, dated September 18, 1998.

      (2) Limited Warranty Deed by Marshall's at East Lake Partnership to New Plan Excel Realty Trust, Inc., dated October 26, 1998.

      (3) Bill of Sale and General Assignment by Marshall's at East Lake Partnership to New Plan Excel Realty Trust, Inc. , dated October 26, 1998.

                                   FORM 8-K

                                CURRENT REPORT

              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND TWO, LP




      (4) Assignment and Assumption of Leases and Security Deposits by and between Marshall's at East Lake Partnership and New Plan Excel Realty Trust, Inc, dated October 26, 1998.

      (5) Closing Statement New Plan Excel Realty Trust, Inc. acquisition from Marshall's at East Lake Partnership, dated October 26, 1998.
 .

                                   FORM 8-K

                                CURRENT REPORT

              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND TWO, LP




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND TWO, LP
                                 (Registrant)




                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer







Date:  November 9, 1998

                           PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                 MARSHALL'S AT EAST LAKE PARTNERSHIP (SELLER)
                                       AND
                     DEAN BERNSTEIN and JAMES M. STEUTERMAN
                 AS TRUSTEES OF NEW PLAN REALTY TRUST (BUYER)

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE 1      DEFINITIONS                                                1
               -----------

ARTICLE 2      PURCHASE AND SALE                                          1
               -----------------

ARTICLE 3      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                       2
               ------------------------------------

ARTICLE 4      PRECLOSING OPERATION                                       5
               --------------------

ARTICLE 5      ACCESS, INSPECTION, DILIGENCE                              6
               -----------------------------

ARTICLE 6      TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS             10
               ---------------------------------------------

ARTICLE 7      CLOSING                                                   14
               -------

ARTICLE 8      CASUALTY AND CONDEMNATION                                 16
               -------------------------

ARTICLE 9      BROKERAGE COMMISSIONS                                     17
               ---------------------

ARTICLE 10     DEFAULT, TERMINATION AND REMEDIES                         17
               ---------------------------------

ARTICLE 11     MISCELLANEOUS                                             18
               -------------

ARTICLE 12     IRS FORM 1099-S DESIGNATION                               23
               ---------------------------

SCHEDULE A        Legal Description of the Real Property
SCHEDULE B        Description of Personal Property and Intangible Property
SCHEDULE C        Rent Roll
SCHEDULE D        1099 Designation Agreement
SCHEDULE E        Form of Tenant Estoppel Certificate
SCHEDULE E - 1    Form of Landlord Estoppel Certificate
SCHEDULE F        Form of Earnest Money Deposit Escrow Agreement
SCHEDULE G        Form of Limited Warranty Deed
SCHEDULE H        Form of Bill of Sale
SCHEDULE I        Form of Assignment and Assumption of Leases
SCHEDULE J        Form of Assignment and Assumption of Contracts and Intangibles
SCHEDULE K        Form of Certificate of Non-Foreign Status
SCHEDULE L        Form of Post-Closing Escrow Agreement

                           Purchase and Sale Agreement


      This Purchase and Sale Agreement (this Agreement) is entered into as of the 28th day of October, 1998 by and between Seller and Buyer, upon the following terms and conditions:


                                    ARTICLE 1
                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  DEAN BERNSTEIN AND JAMES M. STEUTERMAN as Trustees of
-----                   New Plan Realty Trust, a Massachusetts business trust

SELLER:                 Marshall's at East Lake Partnership, a Delaware
------                  general partnership

PROPERTY:               The Real Property and Personal Property constituting
--------                Marshall's at East Lake Shopping Center, Marietta,
                        Georgia

REAL PROPERTY:          The land as described in Schedule A attached hereto
-------------           and the buildings, structures, improvements, signs,
                        systems, fixtures and landscaping now located thereon
                        (collectively, the Improvements) and the development, air, water and other rights appurtenant thereto, all minerals, oil, gas and other hydrocarbon substances on or under the land and all right, title and interest in and to any streets or other public ways adjoining the land

PERSONAL PROPERTY:      The personal and intangible property, if any,
-----------------       described in Schedule B attached hereto

PURCHASE PRICE:         Three Million Seven Hundred and Fifty Thousand Dollars
--------------          ($3,750,000)

TITLE COMPANY:          Commonwealth Land Title Insurance Company
-------------

                                    ARTICLE 2
                                PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                    ARTICLE 3
                     PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Buyer, by Buyer's check drawn on a New York bank, by wire transfer or by cashier's or bank certified check, shall, contemporaneously with the execution of this Agreement, deposit with the Title Company the sum of One Hundred Thousand Dollars ($100,000.00) (the Escrowed Amount) to secure Buyer's obligations under this Agreement. The Escrowed Amount shall be held by the Title Company pursuant to the terms of this Agreement and pursuant to the terms of the Earnest Money Deposit Escrow Agreement attached hereto as Schedule F and made a part hereof. The Escrowed Amount shall be placed in an interest-bearing account with all such interest for the account of Buyer only.

      3.3 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of 11:59 p.m. of the day preceding the Closing Date, provided Seller receives the full amount of the Purchase Price, less the Escrow Amount and any adjustments, by 2:00 p.m. E.S.T. on the Closing Date, such 2:00 p.m. time limitation only the case, however, if all closing documents to be signed by Seller are signed by Seller on or before the day preceding the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated or may be affected without the consent of such party, which consent should shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Closing Date without Buyer's prior written consent; provided, however, that Seller shall be entitled to continue its existing proceeding.

      3.4 Prepaid or past due amounts under any Contracts (as defined in Section
5.2 below) which are assigned to Buyer at Closing shall be prorated and adjusted as of 11:59 p.m. of the day preceding the Closing Date, provided Seller receives the full amount of the Purchase Price, less the Escrow Amount and any adjustments, by 2:00 p.m. E.S.T. on the Closing Date, such 2:00 p.m. time limitation only the case, however, if all closing documents to be signed by Seller are signed by Seller on or before the day preceding the Closing Date.

      3.5 Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read at 11:59 p.m. of the day preceding the Closing Date, and Seller shall pay all charges for such utilities which have accrued on or prior to 11:59 p.m. of the day preceding the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of 11:59 p.m. of the day preceding the Closing Date based on the most recent bills therefor. Seller shall provide notice to Buyer within five (5) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; security deposits which have not been previously applied by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of 11:59 p.m. of the day preceding the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. All payments received by Seller from tenants prior to Closing, except for those payments made by N.L. Nail to the State Court, Cobb County, Georgia pursuant to the terms of Case No. 98D5975, for rents and other amounts on or before the twentieth (20th) day of the month in which the day preceding the Closing Date occurs shall be applied to tenant accounts by Seller in its sole discretion. All payments received by Seller from tenants prior to Closing, except for those payments made by N.L. Nail to the State Court, Cobb County, Georgia pursuant to the terms of Case No. 98D5975, for rents and other amounts after the twentieth (20th) day of the month in which the day preceding the Closing Date occurs shall be applied first to rents and other amounts payable during such month in which such day preceding the Closing Date occurs. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (for which Buyer was credited at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to receive a credit for any utility deposits made by Seller and not returned to Seller and any deposits made by Seller for third parties under any of the assigned Contracts (as hereinafter defined) and not returned to Seller for which deposits Buyer has the benefit of after Closing.

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for tenants owing past due rent to it, which shall consist at a minimum of Buyer continuing to diligently pursue the collection of any past-due rents for a period of three months after the date of Closing, to collect such uncollected rents from existing tenants listed on the Rent Roll (as hereinafter defined); provided that Buyer shall not be obligated to commence suit against any tenant and Buyer and Seller shall first apply rents and other tenant charges subsequently received to rent and other tenant charges due and owing for rental periods accruing on and after the Closing Date. Buyer shall not settle or release
      (i) tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below, in each case, without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts, such evidence shall include, but not be limited to providing copies of letters and invoices to tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) business days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the Rent Roll for obligations owed to it unless Buyer fails to fulfill its obligations under this Section 3.6.1.

            3.6.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages, from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing and to the extent the same do not adversely affect Buyer's future ownership or operation of the Property.

            3.6.3 In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available. Seller shall provide the necessary information to prepare the foregoing adjustments to the extent possible.

      3.7 At the Closing, Seller shall pay the amount due for (a) state, county and local transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax);
(b) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey; (c) Seller's attorneys' fees; and (d) the cost of the standard ALTA owner's title insurance policy, including search and exam charges referred to in Article 6, below.

      3.8 At the Closing, Buyer shall pay, or reimburse Seller to the extent costs are incurred by Seller, for (a) any local tax or mortgage tax other than the Transfer Tax, if any; (b) charges to record the deed, and evidence of Buyer's existence or authority; (c) survey charges; (d) Buyer's attorney's fees and all costs related to Buyer's due diligence; and (e) costs as to additional title insurance coverages or endorsements.

      3.9   The provisions of this Article 3 shall survive the Closing.


                                    ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A rent roll prepared by Seller's property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or amend or terminate any existing Leases, provided, however, Seller shall not require Buyer's consent to enter into any lease for premises consisting of less than 1,200 square feet, a term of less than three (3) years and at a market rental rate; (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements, (iii) alter the zoning classification of the Property or (iv) materially alter the physical structure of any Improvements, without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. Seller shall deliver Buyer a copy of the proposed document together with any consent request. If Buyer does not notify Seller in writing of its denial of consent within five
(5) days after written request therefor from Seller, Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent, Buyer shall specify its reasons for denial in its written notice thereof. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer, Buyer shall pay for tenant improvements and leasing commissions as disclosed on Seller's request for consent, if this purchase transaction closes. Except as otherwise provided in the immediately preceding sentence, Buyer shall receive a credit at Closing for any unfulfilled or remaining tenant concessions, including any rent free or reduced rent periods, under existing Leases regardless of the date by which such allowances or concessions are to be fulfilled or realized.

            4.2.1 Prior to the date hereof, Seller has provided Buyer with the terms of the proposed lease amendment to be entered into with N.L. Nail, an existing tenant, and Buyer has consented to these terms.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Buyer shall, by written notice to Seller, on or before the Diligence Date, identify any Contracts (as defined in Section 5.2 below) which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Closing which are not identified by Buyer as specified in this section as to be assigned and assumed at Closing, provided that such Contracts may be terminated without cost or liability to Seller. Seller, at Seller's sole cost and expense, shall terminate any property management and leasing agreement(s) no later than the Closing Date.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates from all tenants in the form attached hereto as Schedule E, or such other form as may be required under any applicable lease (the Estoppels). Seller shall obtain tenant estoppel certificates from Marshalls, Inc., Rack Room Shoes and Australian Body Works (the Major Tenants) and remaining tenants occupying in the aggregate sixty percent (60%) of the total leasable area of the Property not leased by Major Tenants and currently occupying their space under the Leases (collectively, the Required Estoppels). Seller shall not be obligated to expend more than nominal funds or commence litigation in pursuit of such Estoppels. The only remedy Buyer shall have in the event (i) Seller is unable to deliver the Estoppels or (ii) any Estoppel discloses a material default on the part of Seller under any Lease or any Estoppel or Estoppels disclose defaults on the part of Seller under any Lease or Leases which defaults, in the aggregate, are material and Seller fails on or prior to the day preceding the date of Closing to cure, as applicable, either each such material default or each such other defaults which are material, in the aggregate, is to terminate this Agreement and receive a refund of the Escrowed Amount. If Seller has not obtained the Estoppels on or prior to the day preceding the date of Closing, Seller may extend the date of Closing for a period of seven (7) days upon written notice to Buyer delivered on or prior to the day preceding the date of Closing.

            In the event Seller has not obtained the Estoppels, Seller shall deliver one or more estoppel certificates from Seller in the form attached hereto as Schedule E-1 with respect to Leases for which Estoppels were not obtained from tenants to satisfy the closing condition set forth in Section 7.2(i) (the Seller Estoppels) and the certifications contained therein shall survive Closing for a period of three (3) months provided, however, that Seller's liability for any breach of any certification contained therein shall be limited to an aggregate amount of Fifty Thousand Dollars ($50,000.00), as provided in Section 6.4.4 herein.

                                    ARTICLE 5
                          ACCESS, INSPECTION, DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after two (2) days advance oral notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations, studies, and tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing which is invasive or disturbs the physical condition of the Property or conduct interviews with tenants until tenant estoppel certificates have been delivered to tenants without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel and its property management group CNM Associates, available for such physical testing or interviews upon two (2) days prior oral notice. Seller's prior written approval for physical testing may be conditioned on receipt of a detailed description of the proposed physical testing, a list of the contractors who will be performing the physical testing, and such other information as Seller reasonably requires in connection with such proposed testing. Buyer may not interview tenants unless a duly authorized representative of Seller, which shall include Seller's property management group CNM Associates, accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance oral notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller's files relating to the financial records of Marshall's at East Lake exclusively, title, construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property, in each case to the extent available.

      5.2 Seller shall provide Buyer, promptly after Seller's execution of this Agreement, with copies of all (i) Leases, (ii) all maintenance, service, supply, equipment rental, management and leasing contracts affecting the Property (collectively, the Contracts) which it has in its files and shall instruct its property manager to make such Leases and Contracts available to Buyer for inspection, and (iii) such other information and reports affecting the Property to the extent in Seller's possession or control.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations and warranties of Seller of any kind, except as otherwise set forth in this Agreement.

      5.3 Buyer intends to promptly commence and actively pursue its due diligence on the Property, including, but not limited to the following items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts;

            (c) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (d) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (e) Conduct tenant interviews, subject to Section 5.1 above; and

            (f) Review of all Leases affecting the Property.

      Buyer shall complete its due diligence no later than twenty-one (21) days after the date of this Agreement at 5:00 p.m. E.S.T. (the Diligence Date). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion for any reason or for no reason, Buyer in its sole and absolute discretion may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event Buyer does not terminate this Agreement on or before the Diligence Date, the Escrowed Amount shall become nonrefundable, subject only to furnishing of estoppel certificates pursuant to Section 4.5, casualty pursuant to Section 8.1(b), condemnation pursuant to Section 8.2, Seller's default pursuant to Section 10.1 or failure of conditions pursuant to
Section 6.5.

      Buyer acknowledges that as of the Closing it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence, except as otherwise set forth in this Agreement. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive the Closing hereunder except as expressly provided in this Agreement. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER AS IS, WITH ALL FAULTS, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS SUPPLIED TO BUYER. FURTHER, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all final environmental reports prepared by third-parties obtained in connection with Buyer's diligence.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Neither party hereto shall discuss with or disclose such matters to any other party than directors, officers, employees, accountants, attorneys, existing or prospective lenders, tenants, governmental authorities, investment bankers, underwriters, rating agencies, partners, consultants, Title Company, and surveyor and other advisors to the extent such parties reasonably need to know such matters. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof or in order to comply with any legal action or proceeding thereunder. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made prior to Closing regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content.

      5.6 Indemnity. If any inspection or test physically injures any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer, including, without limitation, physical injury or damage to human beings, other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.7 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.


                                    ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement Seller shall provide or has provided Buyer with:

            (a) a copy of the most recent survey or plat of the Real Property in Seller's possession, if any (the Survey);

            (b) a copy of Seller's ALTA Owner's Policy of Title Insurance ; and

            (c) a Phase II Environmental Inspection Report (the Phase II).

      Promptly following execution of this Agreement, Buyer shall obtain:

            (a) a commitment for an ALTA Owner's Policy of Title Insurance, including endorsements and coverages required by Buyer, showing Buyer as insured, fee simple title to the Real Property as the insured estate and the Purchase Price as the insurance coverage amount (the Title Commitment); and

            (b) Buyer may obtain, at Buyer's sole cost and expense, an ALTA as-built survey of the Real Property.

      If (i) any matter disclosed on the Survey; (ii) matters listed as exceptions in the Title Commitment or (iii) special endorsements and other coverages are not satisfactory to Buyer, Buyer shall, within fourteen (14) days following receipt of the Title Commitment, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, prior to the Diligence Date, Buyer may terminate this Agreement as provided in
Section 5.3 above or waive such objection and proceed to Closing. Seller shall in all events be obligated to cure all objections constituting mortgages or other voluntary encumbrances securing the payment of money, and final judgments, on or before the Closing Date. To enable Seller to convey, Seller may, at the Closing use the Purchase Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment are not objected to by Buyer shall be the Permitted Encumbrances.

      6.2 On the Closing Date, Seller shall convey by Limited Warranty Deed to Buyer, title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, for real estate taxes not yet due and payable;

            (b) All matters listed on the Title Commitment and as would be disclosed on a current Survey and not objected to pursuant to Section 6.1 above;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, Seller shall assign the Leases and Contracts which are not to be terminated and intangible property, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the State of Delaware with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller.

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

            (c) Governmental Notices. Seller has not received any written notice from a government agency that the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometime collectively called Applicable Laws). Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment.

            (d) Leases. The Rent Roll lists all of the leases pertaining to the Property, and each of the Leases constitute the entire agreement pertaining to the occupancy of the Property by the relevant tenant. The Rent Roll lists any security deposits held by Seller in connection with the Leases. All leasing commissions due upon the execution of the Leases in existence on the date of this Agreement have been paid; however, additional commissions may be due upon the renewal or extension of any of such Leases and Buyer shall at Closing assume responsibility for the payment thereof if such renewal or extension is exercised after the date hereof.

            (e) Litigation, Condemnation. To the best of Seller's knowledge, (i) Seller has not received written notice that any actions, suits, or proceedings of any kind are pending or threatened against or affect the Property in any court of law or any administrative proceeding and (ii) Seller has not received any written notice from any public authority that any condemnation proceedings with regard to or affecting any of the Property is currently contemplated.

             (f) Nonforeign Status. Seller is not a foreign person as defined in, and Buyer shall not be required to withhold any portion of the purchase price pursuant to, Internal Revenue Code Section 1445.

            (g) To the best of Seller's knowledge, Seller has not obtained any environmental report except for the Limited Phase II Assessment Professional Cleaners, Project Numbers 74638-001.098 and 74638-002.098, dated June 30, 1998 and prepared by EMCON which Seller has provided to Buyer.

            6.4.2 The representations and warranties contained in Section 6.4.1 are hereby qualified to Seller's actual knowledge without further inquiry. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date. Notwithstanding the foregoing, if, prior to the Closing, Buyer (i) obtains actual knowledge or
(ii) receives any Estoppels, in either case indicating that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge or was included in such Estoppels prior to the Closing. If Seller learns that any of the above representations and warranties require updating, Seller shall promptly notify Buyer pursuant to the notice provisions contained in Section 11.2 herein. If Seller intentionally fails to notify Buyer pursuant to the notice provisions contained in Section 11.2 herein of any material adverse change in any of the above representations and warranties or if Seller fails to correct any material adverse change in any of the above representations or warranties prior to Closing, then Buyer shall have the right to terminate this Agreement pursuant to Section 10.1. For purposes of
Section 6.4.1 actual knowledge of Seller without further inquiry shall mean the actual awareness of Celia R. Deluga, Vice President, and for purposes of Section 6.4.1(c), (d) and (e) actual knowledge of Seller without further inquiry shall mean the actual awareness of Steven Cooper of CNM Associates, provided that such individuals have no obligation to make further inquiry of any persons other than reasonable inquiry of its property manager and further provided that such individuals shall have no personal liability for any misrepresentations or breaches of warranty pursuant to this Section 6.4.1. For purposes of this
Section 6.4.2 actual knowledge of Buyer shall mean the actual knowledge, without further inquiry, of either Deborah Hartigan or Linda Fernez.

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is two trustees of New Plan Realty Trust, a Massachusetts business trust organized, existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to enter into and perform the terms of this Agreement.

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

            6.4.4 The  representations  and  warranties  of Seller  contained in
Section 6.4.1 shall survive Closing for a period of three months provided, however, that Seller's liability for any breach of any representations or warranties contained herein or in any and all other documents executed by Seller in connection with this transaction shall be limited to an aggregate amount of Fifty Thousand Dollars ($50,000). Seller shall deposit into escrow said Fifty Thousand Dollars ($50,000) with an escrow agent and pursuant to an escrow agreement in the form attached hereto as Schedule L for the duration of the three month escrow period.

      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to:

            (a)  The  representations  and  warranties  made by  Seller  in this
      Agreement being true and correct in all material respects, both individually and in the aggregate, both on the date hereof and again on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except to the extent updated as provided in Section 6.4.2;

            (b) All documents required to be delivered by or on behalf of Seller on or before the Closing Date shall have been delivered; and

            (c) All covenants and agreements of Seller shall have been duly performed.

      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to:

            (a)  The  representations  and  warranties  made  by  Buyer  in this
      Agreement being true and correct in all material respects, both individually and in the aggregate, both on the date hereof and again on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

            (b) All documents required to be delivered by or on behalf of Buyer on or before the Closing Date shall have been delivered; and

            (c) All covenants and agreements of Buyer shall have been duly performed.

                                    ARTICLE 7
                                     CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur at the offices of the Title Company, on the date that is five (5) days after the Diligence Date (the Closing Date). It is agreed that time is of the essence in this Agreement. Buyer and Seller may each extend the Closing Date for a period not to exceed two (2) business days by providing written notice to the other prior to the Closing Date.

      7.2 On the Closing Date Seller shall deliver or cause to be delivered each of the following items to Buyer:

            (a) A duly executed and acknowledged Limited Warranty Deed conveying the Real Property and the Improvements to Buyer in the form attached hereto as Schedule G;

            (b) Duly executed quitclaim bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule H;

            (c)  Duly  executed   assignment   and  assumption  of  Leases  (the
      Assignment of Leases) in the form attached hereto as Schedule I;

            (d) Duly executed assignment and assumption of Contracts, and intangible property (the Assignment of Contracts) in the form attached hereto as Schedule J;

            (e) Transfer tax statements (or similar affidavits or forms) if required of the Seller by local law to effect transfer or recordation of the Deed;

            (f) Certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule K;

            (g) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (h) Counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement). Seller will use reasonable efforts to deliver a proposed closing statement as contemplated by this Agreement to Buyer not later than two (2) business days prior to Closing Date for Buyer's review;

            (i) Estoppels, including Seller Estoppel(s) as applicable, in accordance with Section 4.5;

            (j) All business and accounting records pertaining exclusively to the operation of the Property in Seller's possession;

            (k) All original Leases (or certified copies if originals are not available) and tenant correspondence and Lease files in each case, if in Seller's possession;

            (l)   Keys to all locks which manager has in its possession; and

            (m) Notice letters from Seller signed by Seller and its property manager, together with completed green cards and white slips indicating New Plan Realty Trust as return receipt recipient for certified mailing, to tenants of the sale of the Property and assignment of the Leases prepared by Buyer;

            (n) At Seller's expense (except for the cost of any endorsements which are to be paid by Buyer), an Owner's Title Policy based on the Title Commitment;

            (o) All documents customarily and reasonably required by Title Company confirming Seller's authority to sell the Property;

            (p)   Broker's receipt;

            (q)   Georgia affidavits regarding brokerage commissions;

            (r)   Georgia withholding tax forms;

            (s)   Termination of managing and leasing agent contracts; and

            (t)   Seller's   bring-down    certificate    reaffirming   Seller's
            representations and warranties; and

            (u) Notice letter(s) to reciprocal easement holder(s), if any, prepared by Buyer and approved by Seller.


      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b)   Duly executed Assignment of Leases;

            (c)   Duly executed Assignment of Contracts; and

            (d) Counterpart original of the Closing Statement.


                                    ARTICLE 8
                            CASUALTY AND CONDEMNATION

      8.1 If the Improvements are substantially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed, or if any of Marshalls, Inc., Rack Room Shoes or Australian Body Works has a right to terminate its lease as a result of such destruction, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, or if the casualty is later than five (5) days prior to Closing, five (5) business days after such casualty, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b), substantially destroyed shall mean damage, in Seller's and Buyer's mutual reasonable judgment, greater than $300,000.

            (c) In the event any portion of the Improvements are damaged by casualty for which Landlord is uninsured and damage from such uninsured loss is less than $300,000, then Seller may elect to provide a credit to Buyer at Closing for the amount of such uninsured loss. If Seller elects not to provide Buyer with the above-mentioned credit, Buyer shall have the right to terminate this Agreement by giving notice of termination to Seller on or prior to the Closing Date. Notwithstanding the above, Seller reserves the right to make emergency repairs and/or to commence repairs prior to the Closing Date if failure to commence such repairs would adversely affect the Property or the Leases.

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, or if such notice to Buyer of such Eminent Domain Taking is later than five (5) days prior to Closing, five (5) business days after such notice to Buyer of such Eminent Domain Taking, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9
                              BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement other than Ben Carter Associates (Seller's Agent). Seller will indemnify, defend and hold Buyer harmless from and against any claims of Seller's Agent for any commission, finder's fee, or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Seller's Agent its commission in accordance with a separate agreement between Seller and Seller's Agent.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement, except Seller's Agent.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorney's fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This Section 9 shall survive the Closing or earlier termination of the Agreement.


                                  ARTICLE 10
                        DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on or before the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or shall have made a misrepresentation or breach of warranty under this Agreement, Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such specific performance shall be deemed to satisfy and waive such failure to perform) or (ii) the right to terminate this Agreement and receive the Escrowed Amount and actual out-of-pocket expenses Buyer has incurred up to Fifteen Thousand Dollars ($15,000).

      Provided Buyer has performed all of its obligations hereunder in all material respects and this Agreement has not otherwise been terminated, in the event Seller willfully breaches its obligations to close hereunder and sells the Property to a third party unaffiliated with Buyer, Buyer shall have as its sole remedy at law or in equity the right to terminate this Agreement and receive the Escrowed Amount and liquidated damages in the amount of Fifty Thousand Dollars ($50,000) from Seller. Seller and Buyer agree that the damages resulting to Buyer as a result of such default by Seller are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer otherwise defaults in its obligation to close hereunder, Seller, as its sole and exclusive remedy (subject to the final sentence of this Section 10.2), shall be entitled to terminate this Agreement and receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages. Notwithstanding the foregoing, in the event of Buyer's default and a termination of this Agreement by Seller on account thereof, Seller shall have all remedies available at law or in equity in the event Buyer or any party related to or affiliated with Buyer thereafter asserts any claims or rights to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.


                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled directly or indirectly by New Plan Realty Trust or which owns or controls directly or indirectly New Plan Realty Trust. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement may be given by either Seller or Buyer or their respective attorneys, shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company. Notice shall be deemed received (i) on the date of delivery if delivered by hand, (ii) on the third business day after mailing if sent by United States Postal Service, (iii) on the next business day if sent by reputable overnight express service, or (iv) upon confirmation of transmission if sent by telecopier or facsimile.

(1) If to Buyer: Dean Bernstein and James M. Steuterman as Trustees of New Plan Realty Trust
                        1120 Avenue of the Americas
                        12th Floor
                        New York, New York  10036
                        Telecopy: (212) 302-4776


      with a copy to:   Altheimer & Gray
                        10 South Wacker Drive
                        Suite 400
                        Chicago, Illinois 60606
                        Attn:  Robert M. Horwitch, Esq.
                        Telecopy:  (312) 715-4800


(2) If to Seller:

            Marshall's at East Lake Partnership
            c/o PaineWebber Qualified Plan Property Fund Two, L.P. 265 Franklin Street, 15th Floor
            Boston, MA 02110
            Attention: Ms. Celia R. Deluga
            Telecopy: (617) 478-4725


      with a copy to:

            Goodwin, Procter &Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.
            Telecopy: (617) 277-8591


(3) If to the Title Company:

            Commonwealth Land Title Insurance Company




      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire Agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of Georgia.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. On or prior to the Diligence Date, and provided Seller receives notice on or prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. After the Diligence Date the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. Except as set forth above, the Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys' fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the assets of Seller and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the assets of Seller or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.14 As used herein, the term business day shall mean any day other than on Saturday, Sunday, or federal holiday. Any date which falls on a date other than a business day shall mean the next business day.

      11.15 If required by any governmental authority or law, Buyer, at Buyer's sole cost and expense, shall have the right after the Closing Date to audit the books and records of Seller which relate exclusively to the Property for those last two entire fiscal years of Seller ending immediately preceding the Closing plus any stub period thereafter to the Closing Date. Buyer agrees to fully reimburse Seller for all costs incurred by Seller in connection with any such audit.

      11.16 Exculpatory Provision. This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered by trustees or officers of New Plan Realty Trust, a Massachusetts business trust, in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996 and not individually, and bind only the trust estate of New Plan Realty Trust, and no trustee, officer, employee, agent or shareholder of New Plan Realty Trust shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Buyer thereunder, and any person or entity dealing with Buyer in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. Seller acknowledges and agrees that each agreement and other document executed by Buyer in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

      11.17 Property Conveyed AS IS. (a) IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO
(I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                --------------
                               Buyer's Initials

                                   ARTICLE 12
                           IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                     SELLER:

                                    Marshall's at East Lake Partnership


                                    By:   PaineWebber Qualified Plan Property
                                          Fund Two, L.P., a General Partner

                                          By:   Second Qualified Properties,
                                                Inc., its Managing General
                                                Partner

                                                By:  /s/ Celia R. Deluga
                                                     -------------------
                                                Name:  Celia R. Deluga
                                                Title: Vice President


                                    BUYER:


                                    By: /s/ Dean Bernstein
                                        ------------------
                                    Name: Dean Bernstein
                                    Title:   Trustee


                                    New Plan Realty Trust


                                    By:  /s/ James M. Steuterman
                                         -----------------------
                                    Name: James M. Steuterman
                                    Title:   Trustee


                                 TITLE COMPANY:

                                    Commonwealth Land Title Insurance Company


                                    By:  /s/ Mark S. Baillie
                                         --------------------
                                    Name:  Mark S. Baillie
                                    Title:  Vice President and Senior NCS
                                            Counsel

                            Limited Warranty Deed



      Know all men by these presents that, Marshall's at East Lake Partnership ("Grantor"), a Delaware general partnership, for and in consideration of Ten Dollars ($10.00) and other good and valuable considerations in hand paid, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, conveyed, transferred and confirmed and by these presents does hereby grant, bargain, sell, alien, convey, transfer and confirm unto New Plan Excel Realty Trust, Inc., a Maryland corporation ("Grantee"), the land and improvements legally described in Exhibit A attached hereto and incorporated herein.

      TO HAVE AND TO HOLD, the same unto the said Grantee, and assigns forever, together with all rights and appurtenances to the same being, belonging or in any way appertaining to the only proper use, benefit and behoof of Grantee, forever, in Fee Simple. Grantor shall warrant and forever defend the right, title and interest to said property unto Grantee against the claims of all persons claiming by, through, or under Grantor, subject to and excepting all encumbrances and restrictions of record set forth in Exhibit B attached hereto and incorporated herein.

      WITNESS my hand and seal this 26th day of October, 1998.


                                    GRANTOR:

Signed, sealed and delivered Marshall's at East Lake Partnership in the presence of:

                                    By:   PaineWebber Qualified Plan Property
                                          Fund Two, L.P., a General Partner
Linda Z. MacDonald
------------------
Witness                                         By:  Second Qualified
                                                     Properties, Inc., its
                                                     Managing General Partner


Cynthia L. Proctor                                    By:/s/ Celia R. Deluga
------------------                                       -------------------
Notary Public                                            Celia R. Deluga
                                                         Vice President

                                 Bill of Sale



      This Bill of Sale is made as of this 26th day of October, 1998 from Marshall's at East Lake Partnership, a Delaware general partnership, having an office at c/o PaineWebber Properties Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the "Seller") to New Plan Excel Realty Trust, Inc., a Maryland corporation, having an office at 1120 Avenue of the Americas, New York, New York 10036 (the "Purchaser").

      WHEREAS, in connection with the conveyance of the real property commonly known as Marshall's at East Lake Shopping Center, Marietta, Georgia (the "Real Property"), Seller is obligated to convey, transfer, set over and assign to Purchaser all of the Seller's right, title and interest, if any, in and to all personal property owned by Seller located only at or used only in connection with the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and located only at or used only in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the personal property listed on Schedule A attached hereto, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller (collectively "Personal Property").

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Purchaser the Personal Property in its "as is" condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase and Sale Agreement by and between Seller and Purchaser, to have and to hold the same unto Purchaser and the Purchaser's successors and assigns, forever.

      EXECUTED UNDER SEAL as of the date first written above.

                       Marshall's at East Lake Partnership


                                    By:   PaineWebber Qualified Plan
                                          Property Fund Two, L.P., a General
                                          Partner

                                    By:   Second Qualified Properties, Inc.,
                                          its Managing General Partner


                                          By: /s/ Celia R. Deluga
                                              -------------------
                                              Celia R. Deluga
                                              Vice President

          Assignment and Assumption of Leases and Security Deposits



            THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS ("Assignment") is made and entered into effective this 26th day of October, 1998, by and between Marshall's at East Lake Partnership, a Delaware general partnership ("Assignor") and New Plan Excel Realty Trust, Inc., a Maryland corporation ("Assignee").

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in the Marietta, Georgia, more particularly described on EXHIBIT "A" attached hereto and by this reference incorporated herewith (the "Property").

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT "B" attached hereto and by this reference incorporated herewith ("Leases").

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT "C" attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignor's right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT "C" to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor first arising under the Leases from and after the date hereof. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases arising prior to the date hereof.


                            [Signatures on next page]

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment effective as of the 26th day of October, 1998.


                                    ASSIGNOR:

                                    Marshall's at East Lake Partnership


                                    By:   PaineWebber Qualified Plan Property
                                          Fund Two, L.P., a General Partner

                                          By:   Second Qualified Properties,
                                                Inc., its Managing General
                                                Partner


                                                By:  /s/ Celia R. Deluga
                                                     -------------------
                                                      Celia R. Deluga
                                                      Vice President



                                    ASSIGNEE:

                                    New Plan Excel Realty Trust, Inc.


                                    By:  /s/ Dean Bernstein
                                         ------------------
                                    Name:  Dean Bernstein
                                    Title: Trustee

                              Closing Statement

                      New Plan Excel Realty Trust, Inc.
                               acquisition from
                     Marshall's at East Lake Partnership


          Marshall's at East Lake Shopping Center, Marietta, Georgia



Funds Due to Seller
-------------------------------------------------------------------------------

Purchase Price                                          $3,750,000.00

Deductions
   Deposits                             $100,000.00
   Rent                                  $12,435.16
   Security Deposits                     $18,147.97
   Total Deductions                     $130,583.13      $(130,583.13)

Additions
   Real Estate Taxes                      $9,703.99
   Commission - Sole 2 Sole               $3,600.00
   Commission - NL Nails                  $1,800.00
   Items Paid in Advance                    $251.60
   Total Additions                       $15,355.59        $15,355.59

Gross Funds Due To Seller from NPXL                     $3,634,772.46
                                                        -------------

Seller's Disbursements
   Seller's Closing Costs               $163,442.92
   Total Seller's disbursements         $163,442.92      $(163,442.92)

Net Funds Due To Seller                                 $3,471,329.54

Deposits Released by Title
   Company to Seller                                      $100,000.00
                                                          -----------

Total Funds Due to Seller                               $3,571,329.54

Funds Due From Buyer
--------------------------------------------------------------------------------
Purchase Price                                          $3,750,000.00

Deductions
   Deposits                             $100,000.00
   Security Deposits                     $18,147.97
   Rent                                  $12,435.16
   Total Deductions                     $130,583.13      $(130,583.13)

Additions
   Real Estate Taxes                      $9,703.99
   Commission - Sole 2 Sole               $3,600.00
   Commission - NL Nails                  $1,800.00
   Items Paid in Advance                    $251.60
                                            -------
   Total Additions                       $15,355.59        $15,355.59

Net Funds Due From Buyer to Seller                      $3,634,772.46
                                                        -------------

Buyer's Disbursements
   Buyer's Closing Costs                  $8,031.59
                                          ---------
   Total Seller's disbursements           $8,031.59         $8,031.59

Gross Funds Due From Buyer
  (Wire to Title Company)                               $3,642,804.05

Deposits From Buyer Released
   by Title Company                                       $100,000.00
                                                          -----------

Total Funds From Buyer                                  $3,742,804.05
                                                        -------------